EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

           NAME                         JURISDICTION OF INCORPORATION
           ----                         -----------------------------

Workstream USA Inc.                              Delaware

3451615 Canada Inc.                              Canada

Paula Allen Holdings, Inc.*                      Florida

OMNIpartners, Inc.                               Florida

RezLogic, Inc.                                   Colorado

6FigureJobs.com, Inc.                            Delaware

Icarian, Inc.                                    Delaware

Xylo, Inc.                                       Delaware

Kadiri, Inc.                                     California


* Doing business under the name Allen And Associates.